As filed with the Securities and Exchange Commission on December 27, 2002


                                File No. 811-8858

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM N-1A

                        REGISTRATION STATEMENT UNDER THE
                         INVESTMENT COMPANY ACT OF 1940


                                Amendment No. 23


                              CORE TRUST (DELAWARE)
                               Two Portland Square
                              Portland, Maine 04101
                                  207-879-1900


                                 Leslie K. Klenk
                       Forum Administrative Services, LLC
                               Two Portland Square
                              Portland, Maine 04101


                                   Copies to:

                              Robert J. Zutz, Esq.
                           Kirkpatrick & Lockhart LLP
                     1800 Massachusetts Avenue NW 2nd Floor
                            Washington, DC 20036-1800

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                                EXPLANATORY NOTE

This Registration Statement is being filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the series of Registrant are not being registered under the Securities Act of 1933, as amended, because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of that act. Investments in Registrant's series may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations or partnerships). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy any beneficial interests in any series of Registrant.

                                     PART A

                              CORE TRUST (DELAWARE)

                          PRIVATE PLACEMENT MEMORANDUM

                                 JANUARY 1, 2003


This Private Placement Memorandum relates to beneficial interests ("Interests") in Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio and Cash Portfolio (each a "Portfolio" and, collectively, the "Portfolios"), diversified portfolios of Core Trust (Delaware) (the "Trust"), a registered, open-end management investment company.

Investments in a Portfolio may only be made by certain institutional investors, whether organized within or outside the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in a Portfolio must also be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the Securities Act of 1933, as amended ("1933 Act").

The Trust has filed with the Securities and Exchange Commission ("SEC") a Part B to this Private Placement Memorandum (the "Statement of Additional Information" or "SAI") for the Portfolios dated January 1, 2003. The SAI may be amended from time to time and contains additional information about the Trust and each Portfolio and is incorporated into this Private Placement Memorandum by reference. You may obtain a copy of the SAI without charge by contacting Forum Fund Services, LLC ("FFS"), the Trust's placement agent (the "Placement Agent") at Two Portland Square, Portland, Maine 04101, or by calling (207) 879-1900.

This Private Placement Memorandum does not constitute an offer to sell or the solicitation of an offer to buy Interests in any Portfolio. You may subscribe for Interests in a Portfolio and you may obtain a complete subscription package, including a subscription agreement, by contacting the Placement Agent at Two Portland Square, Portland, Maine 04101, (207) 879-1900. The Trust and the Placement Agent reserve the right to refuse to accept any subscription for any reason.



TABLE OF CONTENTS                                                     PAGE

GLOSSARY.................................................................2
INVESTMENT OBJECTIVES....................................................3
PRINCIPAL INVESTMENT STRATEGIES..........................................4
RISK CONSIDERATIONS......................................................5
MANAGEMENT OF THE PORTFOLIOS.............................................6
DESCRIPTION OF BENEFICIAL INTERESTS......................................7
PURCHASE OF INTERESTS....................................................8
REDEMPTION OR PURCHASES OF INTERESTS.....................................9
INFORMATION REGARDING NET INCOME AND TAXES...............................9
PENDING LEGAL PROCEEDINGS................................................9



THE SECURITIES OF THE TRUST DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST INSTRUMENT OF THE TRUST AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

GLOSSARY
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This Glossary of frequently used terms will help in understanding the discussion of the Portfolios' objectives, policies, risks and operations. Defined terms are capitalized when used in this Part A.

TERM                          DEFINITION
----                          ----------

Adviser                       Forum Investment Advisors, LLC.

Board                         Board of Trustees of Core Trust (Delaware).

Code                          Internal Revenue Code of 1986, as amended.

Forum Forum Financial Group, LLC. Subsidiaries of Forum provide administrative, placement agency and unitholder, and portfolio accounting services to each Portfolio.

Government Security           A security that is issued or guaranteed  by  the
                              U. S.  Government, its  agencies  or
                              instrumentalities.

Interest                      Beneficial interest in a Portfolio.

Money Market Security         A high credit quality, short-term, U.S. dollar
                              denominated debt security.

NAV                           Net asset value per share.

NRSRO A nationally recognized statistical rating organization, such as S&P, that rates fixed-income securities and preferred stock by relative credit risk. NRSROs also rate money market mutual funds.

Portfolio                     Each   of  Treasury  Cash  Portfolio, Government
                              Portfolio, Government  Cash Portfolio  and  Cash
                              Portfolio, each a series of Core Trust (Delaware).

Repurchase                    Agreement A transaction  in which securities
                              are purchased and simultaneously committed to be resold to another party at an agreed-upon date and at a price reflecting a market rate of interest.

S&P                           Standard & Poor's Ratings Group.

SAI                           Statement of Additional Information.

SEC                           U.S. Securities and Exchange Commission.

Treasury Security             A security that is issued or guaranteed by the
                              U.S. Treasury.

Trust                         Core Trust (Delaware).

1933 Act                      Securities Act of 1933, as amended.

INVESTMENT OBJECTIVES
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The investment objective of each Portfolio is fundamental and may not be changed without interestholder approval.

TREASURY CASH PORTFOLIO The investment objective of Treasury Cash Portfolio is to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

GOVERNMENT PORTFOLIO The investment objective of Government Portfolio is to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

GOVERNMENT CASH PORTFOLIO The investment objective of Government Cash Portfolio is to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

CASH PORTFOLIO The investment objective of Cash Portfolio is to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

PRINCIPAL INVESTMENT STRATEGIES
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Each Portfolio invests in a diversified portfolio of Money Market Securities, seeks to maintain a stable net asset value of $1.00 per share, invests in securities with remaining maturities of 397 days or less and maintains a dollar weighted average maturity of its investments of 90 days or less.

Each Portfolio invests only in Money Market Securities that are rated in one of the two highest short-term ratings categories (by companies such as S&P) or unrated and determined by the Adviser to be of comparable quality.

The Portfolios operate in accordance with "Rule 2a-7" under the Investment Company Act of 1940. All restrictions relating to maturity, credit and diversification are interpreted in accordance with that rule.

A Portfolio may from time to time take temporary defensive positions in response to adverse market, economic, political or other conditions. For instance, the Portfolios may hold cash in any amount. Each Portfolio may invest in other money market mutual funds that have substantially similar policies.

Securities in which the Portfolios invest may have variable or floating rates of interest. These securities pay interest at rates that are adjusted periodically according to a specified formula, usually with reference to some interest rate index or market interest rate. The Portfolios limit these securities to those with an interest rate that is adjusted based solely on a single short-term rate or index, such as the Prime Rate.

The Portfolios' primary investments are:

TREASURY CASH PORTFOLIO At least 80% of net assets invested in Treasury Securities and repurchase agreements backed by Treasury Securities.

GOVERNMENT PORTFOLIO At least 80% of net assets invested in Government Securities that are exempt from state and local income taxes.

GOVERNMENT CASH PORTFOLIO At least 80% of net assets invested in Government Securities and in repurchase agreements backed by these securities.

CASH PORTFOLIO A broad spectrum of Money Market Securities including: (1) securities issued by financial institutions, such as certificates of deposits bankers' acceptances and time deposits, (2) securities issued by domestic companies, such as commercial paper, (3) Government Securities and (4) Repurchase Agreements.

RISK CONSIDERATIONS
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GENERAL

An investment in a Portfolio is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although each Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in a Portfolio.

There is no assurance that any Portfolio will achieve its investment objective. An investment in a Portfolio is not by itself a complete or balanced investment program. The principal risks of investing in a Portfolio are described below.

INTEREST RATE RISK

Interest rates affect the value of the Portfolios' investments. Increases in interest rates may cause a decline in value. In addition, those increases may cause the Portfolio's investment performance to underperform currently available investments.

CREDIT RISK

The value of a security held by a Portfolio may decline if the security's credit rating is downgraded or its credit quality otherwise falls. In the worst case, an issuer of a security or a Repurchase Agreement counterparty may default or otherwise be unable to make timely payments of interest or principal. Not all Government Securities are supported by the full faith and credit of the U.S. Government. Generally, credit risk is greatest for Cash Portfolio, followed by Government Cash Portfolio, Government Portfolio and Treasury Cash Portfolio.

MANAGEMENT RISK

As with all mutual funds, the Adviser may make poor investment decisions.

These risks can result in a decrease in the value of a security or all the securities owned by a Portfolio and, therefore, a change in the Portfolio's
$1.00 per share value. These risks also can result in lower investment performance.

MANAGEMENT OF THE PORTFOLIOS
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TRUSTEES AND OFFICERS

The business of the Trust and of each Portfolio is managed under the direction of the Board. The Board formulates the general policies of each Portfolio and meets periodically to review each Portfolio's performance, monitor investment activities and practices and discuss other matters affecting each Portfolio. Additional information about the Board and the Trust's executive officers is in the SAI.

INVESTMENT ADVISER

Each Portfolio's investment adviser is Forum Investment Advisors, LLC, Two Portland Square, Portland, Maine 04101. The Adviser is a privately owned company controlled by John Y. Keffer. The Adviser makes investment decisions for each Portfolio. In addition to the Portfolios, the Adviser manages one taxable and three tax-free bond funds.

PORTFOLIO MANAGER

Since their inception (except Government Portfolio), Anthony R. Fischer, Jr., has been the portfolio manager responsible for the day to day management of the Portfolios. Mr. Fischer has over 25 years of experience in the money market industry.

ADVISORY FEES

The  Adviser  makes  investment   decisions  for  the  Portfolios.   During  the
Portfolios' last fiscal year, the Adviser received advisory fees at the following annual rates as a percentage of average net assets:


PORTFOLIO                                                 ADVISORY FEE
Treasury Cash Portfolio                                      0.034%
Government Portfolio                                         0.000%
Government Cash Portfolio                                    0.034%
Cash Portfolio                                               0.034%


OTHER SERVICE PROVIDERS


Forum provides various services to each Portfolio. As of September 30, 2002, Forum provided administration and distribution services to investment companies and collective investment funds with assets of approximately $111 billion.


Forum Fund Services, LLC ("FFS"), a registered broker-dealer and member of the National Association of Securities Dealers, Inc., is the placement agent of each Portfolio's Interests. The placement agent sells interests of each Portfolio on behalf of the Trust.

Forum Administrative Services, LLC provides administrative services to each Portfolio and Forum Accounting Services, LLC is each Portfolio's unitholder and portfolio accountant.

EXPENSES

Each Portfolio pays its own expenses. Each Portfolio's expenses consist of its own expenses as well as Trust expenses that are allocated among the Portfolios in proportion to their average net assets or as otherwise determined by the Board. The Adviser or other service providers may voluntarily waive all or any portion of their fees and/or reimburse certain expenses of a Portfolio. Any fee waiver or expense reimbursement increases a Portfolio's performance for the period during which the waiver or reimbursement is in effect and may not be recouped at a later date.

DESCRIPTION OF BENEFICIAL INTERESTS

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The Trust is an open-end, management investment company that was organized as a business trust under the laws of the State of Delaware. The Trust offers units of Interest without any sales charge and units may be redeemed without charge.

The Portfolios currently comprise all the series of the Trust. The Trust is empowered to establish, without interestholder approval, additional series that may have different investment objectives and policies.

Interests in a Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in a Portfolio may only be made by certain institutional investors, whether organized within or outside the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" as that term is defined in the 1933 Act.

Each interestholder in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Interests in a Portfolio may not be transferred, but you may withdraw all or any portion of your investment at any time at net asset value ("NAV"). In determining the outcome of interestholder votes, the Trust normally counts votes on an Interest by Interest basis. This means that interestholders of a Portfolio with a comparatively high net asset values will have a comparatively smaller impact on the outcome of votes by all of the Portfolios than do interestholders of a Portfolio with a comparatively low net asset value.

From time to time, an interestholder may own a large percentage of Interests of a Portfolio and accordingly, may be able to greatly affect (if not determine) the outcome of an interestholder vote.

Investments in a Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required to hold and has no current intention of holding annual meetings of interestholders, but the Trust will hold special meetings of interestholders when in the Trustees' judgment it is necessary or desirable to submit matters to an interestholder vote. Generally, interests will be voted in the aggregate without reference to a particular Portfolio, except if the matter affects only one Portfolio or Portfolio voting is required, in which case interests will be voted separately by Portfolio. Interestholders have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of interestholders. Upon liquidation of a Portfolio, interestholders will be entitled to share pro rata in the Portfolio's net assets available for distribution to interestholders.

PURCHASE OF INTERESTS
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Interests in a Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. All investments in a Portfolio are made without a sales load, at the NAV next determined after an order is received by the Portfolio. A Portfolio can not accept orders that request a particular day or price for the transaction or any other special condition.

The Portfolios do not issue certificates of interest.


The NAV of each Portfolio is determined as of 4:00 p.m., Eastern Time ("Valuation Time"), on each weekday except on Federal holidays and other days that the Federal Reserve Bank of San Francisco is closed ("Business Day"). The time at which NAV is calculated may change in case of an emergency. A Portfolio's NAV per Interest is calculated by taking the market value of all securities owned by the Portfolio (plus all other assets such as cash), subtracting the liabilities, and dividing the results (net assets) by the number of Interests outstanding.

Each interestholder in a Portfolio may add to or reduce its investment in a Portfolio on any Business Day. Investments must be made by 2:00 p.m. Eastern Time (12:00 p.m. in the case of Government Portfolio) in order to receive an allocation of the day's income.


At the Valuation Time on each Business Day, the value of each interestholder's Interests in a Portfolio is determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that interestholder's share of the aggregate Interests in the Portfolio. Any additions to or withdrawals of those Interests, which are to be effected on that day, will then be effected. Each interestholder's share of the aggregate Interests in the Portfolio then will be recomputed using the percentage equal to the fraction: (1) the numerator of which is the value of the interestholder's Investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such Investment effected on that day and
(2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate Investments in the Portfolio by all interestholders. The percentages so determined then will be applied to determine the value of each interestholder's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

In order to more easily maintain a stable net asset value per share, each Portfolio's portfolio securities are valued at their amortized cost (acquisition cost adjusted for amortization of premium or accretion of discount) in accordance with Rule 2a-7. The Portfolios will only value their portfolio securities using this method if the Board believes that it fairly reflects the market-based net asset value per share. The Portfolios' other assets, if any, are valued at fair value by or under the direction of the Board.

There is no minimum initial or subsequent investment in a Portfolio. Because each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (I.E., monies credited to the account of the Portfolios' custodian by a Federal Reserve Bank) and in U.S. dollars.

The Trust reserves the right to cease accepting investments in a Portfolio at any time or to reject any investment order.

The exclusive placement agent for the Portfolios is FFS. FFS receives no compensation for serving as the exclusive placement agent for the Trust. Interestholder inquiries may be directed to FFS.

REDEMPTION OR PURCHASES OF INTERESTS
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You may withdraw all or any portion of your investment in the Portfolio at the NAV next calculated after a withdrawal request in proper form is received by a Portfolio. Normally, a Portfolio will send proceeds of a withdrawal in federal funds on the Business Day after the withdrawal is effected, but in any event within one week. Delays may occur in case of a very large redemption, excessive trading or during unusual market conditions.

Investments in a Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the SEC.

Each Portfolio reserves the right to pay redemption proceeds in portfolio securities rather than cash. These redemptions "in kind" normally occur if the amount to be redeemed is large enough to affect a Portfolio's operations (for example, if it represents more than 1% of the Portfolio's assets).


INFORMATION REGARDING NET INCOME AND TAXES
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A Portfolio's net income consists of all dividends and other income, including any net realized gains on the Portfolio's assets, less all actual and accrued expenses of the Portfolio and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles. All of a Portfolio's net income is allocated pro-rata among the interestholders in the Portfolio. A Portfolio's net income generally is not distributed to the interestholders in the Portfolio, except as determined by the Trustees from time to time, but instead is included in the NAV of the interestholders' respective Interests in the Portfolio.

Each Portfolio operates so that it should not be subject to any income tax. However, each interestholder in a Portfolio will be taxed on its proportionate share (as determined in accordance with the Trust's Trust Instrument and the Code, and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. Your share of a Portfolio's distribution of capital gain is taxable to you as long-term capital gain regardless of how long you have held your Portfolio Interests. It is intended that each Portfolio's assets and income will be managed in such a way that an interestholder in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the interestholder invested all of its assets in the Portfolio.

The sale of Portfolio Interests is a taxable transaction for Federal income tax purposes.

Interestholder inquiries may be directed to FFS.


PENDING LEGAL PROCEEDINGS
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None.

                                     PART B

                              CORE TRUST (DELAWARE)

                          PRIVATE PLACEMENT MEMORANDUM

                       STATEMENT OF ADDITIONAL INFORMATION


                                 JANUARY 1, 2003

This Part B to the Private  Placement  Memorandum  (the "Statement of Additional
Information" or "SAI") relates to beneficial interests in Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio and Cash Portfolio (each a "Portfolio" and collectively, the "Portfolios") of Core Trust (Delaware) (the "Trust"), a registered, open-end, management investment company. This SAI supplements Part A of the Private Placement Memorandum ("Part A") dated January 1, 2003, relating to the Portfolios.


This SAI does not constitute an offer to sell or the solicitation of an offer to buy beneficial interests in the Portfolios. An investor may subscribe for a beneficial interest in a Portfolio by contacting Forum Fund Services, LLC ("FFS"), the Trust's Placement Agent (the "Placement Agent"), at Two Portland Square, Portland, Maine 04101, (207) 879-1900, for a complete subscription package, including Part A and a subscription agreement. The Trust and the Placement Agent reserve the right to refuse to accept any subscription for any reason.


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TABLE OF CONTENTS                                                        PAGE


INTRODUCTION................................................................1
INVESTMENT POLICIES AND RISKS...............................................2
INVESTMENT LIMITATIONS......................................................6
INVESTMENTS BY FINANCIAL INSTITUTIONS......................................10
MANAGEMENT OF THE TRUST....................................................12
EXPENSES...................................................................17
BROKERAGE ALLOCATION AND OTHER PRACTICES...................................18
PURCHASE, REDEMPTION AND PRICING OF SECURITIES.............................18
TAX STATUS.................................................................18
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES........................19
FINANCIAL STATEMENTS.......................................................19
APPENDIX A - DESCRIPTION OF SECURITIES RATINGS............................A-1
APPENDIX B - MISCELLANEOUS TABLES.........................................B-1

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THE SECURITIES OF THE TRUST DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST INSTRUMENT OF THE TRUST AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

INTRODUCTION
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1.       THE PORTFOLIOS

Government Portfolio was originally named Treasury Portfolio and commenced operations on February 21, 1996. Treasury Portfolio was renamed Government Portfolio on May 25, 1998. Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio each commenced operations on September 1, 1995.

TERM                        DEFINITION
----                        ----------

Adviser                     Forum Investment Advisors, LLC.

Board                       Board of Trustees of the Trust.

Code                        Internal Revenue Code of 1986, as amended.

Custodian                   The custodian of each Portfolio's assets.

Disinterested Trustees      A member of the Trust's Board of Trustees who is not
                            a party to an agreement with the Trust or who is not an interested person of any such party.

FAcS Forum Accounting Services, LLC, the fund accountant of each Portfolio.

FAdS Forum Administrative Services, LLC, administrator of each Portfolio.

FFS                         Forum Fund Services, LLC, placement agent for each
                            Portfolio.


Fitch                       Fitch  Rating


Government Security         A security that is issued or  guaranteed by the U.S.
                            Government, its agencies or instrumentalities.

Money Market Security       A high credit quality, short-term, U.S. dollar
                            denominated debt security.
Moody's                     Moody's Investors Service.

NAV                         Net asset value per share.

NRSRO A nationally recognized statistical rating organ-ization, such as S&P, that rates fixed-income securities and preferred stock by relative credit risk. NRSROs also rate money market mutual funds.

Portfolio                   Each  of  Treasury Cash  Portfolio, Government
                            Portfolio, Government  Cash Portfolio  and  Cash
                            Portfolio, each a series of Core Trust (Delaware).

SEC                         U.S. Securities and Exchange Commission.

S&P                         Standard & Poor's Corporation, a Division of McGraw
                            Hill Companies.

Treasury Security           A security that is issued or guaranteed by the U.S.
                            Treasury.

Trust                       Core Trust (Delaware).

1933 Act                    Securities Act of 1933, as amended.

1940 Act                    Investment Company Act of 1940, as amended.

INVESTMENT POLICIES AND RISKS
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The following discussion supplements the disclosure in Part A about each Portfolio's investment techniques, strategies and risks.

A.       SEC RULE 2A-7

Under Rule 2a-7 of the 1940 Act, each Portfolio normally must invest at least 95% of its total assets in securities that are rated (by NRSROs such as S&P) in the highest short-term rating category for debt obligations, or are unrated and determined to be of comparable quality. Each Portfolio will maintain a dollar-weighted average portfolio maturity of 90 days or less, will not purchase any instrument with a remaining maturity greater than 397 days or subject to a Repurchase Agreement having a duration of greater than 397 days, will limit portfolio investments, including Repurchase Agreements, to those U.S. dollar-denominated instruments that the Board has determined present minimal credit risks and will comply with certain reporting and record keeping procedures. The Trust has also established procedures to ensure that portfolio securities meet a Portfolio's high quality criteria.

Pursuant to Rule 2a-7, the Board has established procedures to stabilize a Portfolio's net asset value, respectively, at $1.00 per share. These procedures include a review of the extent of any deviation of net asset value per share as a result of fluctuating interest rates, based on available market rates, from a Portfolio's or Fund's $1.00 amortized cost price per share. Should that deviation exceed 1/2 of 1%, the respective board of trustees of a Portfolio and a Fund will consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to shareholders. Such action may include redemption of shares in kind, selling portfolio securities prior to maturity, reducing or withholding distributions and utilizing a net asset value per share as determined by using available market quotations.

B.       FIXED INCOME SECURITIES

1.       GENERAL

VARIABLE AND FLOATING RATE SECURITIES Each Portfolio may invest in fixed income securities with variable or floating rates. The yield of variable and floating rate securities varies in relation to changes in specific money market rates, such as the Prime Rate. A "variable" interest rate adjusts at predetermined intervals (for example, daily, weekly or monthly), while a "floating" interest rate adjusts whenever a specified benchmark rate (such as the bank prime-lending rate) changes. These changes are reflected in adjustments to the yields of the variable and floating rate securities, and different securities may have different adjustment rates. Accordingly, as interest rates increase or decrease, the appreciation or depreciation may be less on these obligations than for fixed rate obligations. To the extent that a Portfolio invests in long-term variable or floating rate securities, the Adviser believes that the Portfolio may be able to take advantage of the higher yield that is usually paid on long-term securities.

Each Portfolio will only purchase variable or floating rate securities, whose interest rate is adjusted based on a single short-term rate or index such as the Prime Rate. Under Rule 2a-7 of the 1940 Act, a Portfolio may only purchase securities with maturities of greater than 397 days if they have demand features that meet certain requirements or they are certain long-term Government Securities.

Cash Portfolio may purchase variable and floating rate corporate master notes. Master notes with variable or floating interest rates are unsecured obligations that are redeemable upon notice. You may invest fluctuating amounts in these instruments at varying rates of interest under a direct arrangement with the issuer. These obligations include master demand notes. The issuer of these obligations often has the right, after a given period, to prepay its outstanding principal obligations upon a specified number of days' notice. These obligations generally are not traded and there is generally no established secondary market for these obligations. To the extent a demand note does not have a seven day or shorter demand feature and there is no readily available market for the obligation, it is treated as an illiquid security.

ASSET-BACKED SECURITIES Each Portfolio may purchase adjustable rate mortgage backed or other asset-backed securities (such as Small Business Association securities) that are Government Securities. Treasury Cash Portfolio may only purchase mortgage backed or asset-backed securities that are Treasury Securities. These securities directly or indirectly represent a participation in, or are secured by and payable from, adjustable rate mortgages or other loans that may be secured by real estate or other assets. Most mortgage-backed securities are pass-through securities, which means that investors receive payments consisting of a pro-rata share of both principal and interest (less servicing and other fees), as well as unscheduled prepayments, as loans in the underlying mortgage pool are paid off by the borrowers. Additional prepayments to holders of these securities are caused by prepayments resulting from the sale or foreclosure of the underlying property or refinancing of the underlying loans. Prepayments of the principal of underlying loans may shorten the effective maturities of these securities.

ADJUSTABLE RATE MORTGAGE BACKED SECURITIES Adjustable rate mortgage securities ("ARMs") are pass-through securities representing interests in pools of mortgage loans with adjustable interest rates that are reset at periodic intervals, usually by reference to some interest rate index or market interest rate, and that may be subject to certain limits. Although the rate adjustment feature may reduce sharp changes in the value of adjustable rate securities, these securities can change in value based on changes in market interest rates or changes in the issuer's creditworthiness. Changes in the interest rates on ARMs may lag behind changes in prevailing market interest rates. This may result in a slightly lower net value until the interest rate resets to market rates. Thus, a Portfolio could suffer some principal loss if the Portfolio sold the securities before the interest rates on the underlying mortgages were adjusted to reflect current market rates. Some ARMs (or the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rates during a specified period or over the life of the security.

SMALL BUSINESS ADMINISTRATION SECURITIES Small Business Administration ("SBA") securities are variable rate securities that are backed by the full faith and credit of the United States Government, and generally have an interest rate that resets monthly or quarterly based on a spread to the Prime Rate. SBA securities generally have maturities at issue of up to 40 years. No Portfolio may purchase an SBA security, if immediately after the purchase, (1) the Portfolio would have more than 15% of its net assets invested in SBA securities or (2) the total unamortized premium (or the total unaccreted discount) on SBA securities would exceed 0.25% of the Portfolio's net assets.

COLLATERALIZED MORTGAGE OBLIGATIONS Each Portfolio may purchase collateralized mortgage obligations ("CMOs"), which are collateralized by ARMs or by pools of conventional mortgages. CMOs typically have a number of classes or series with different maturities and are generally retired in sequence. Each class of bonds receives periodic interest payments according to the coupon rate on the bonds. However, all monthly principal payments and any prepayments from the collateral pool are paid first to the "Class 1" bondholders. The principal payments are such that the Class 1 bonds will be completely repaid no later than, for example, five years after the offering date. Thereafter, all payments of principal are allocated to the next most senior class of bonds until that class of bonds has been fully repaid. Although full payoff of each class of bonds is contractually required by a certain date, any or all classes of bonds may be paid off sooner than expected because of an acceleration in prepayments of the obligations comprising the collateral pool.

ZERO COUPON SECURITIES Government Portfolio may invest in zero-coupon securities such as Treasury bills and separately traded principal and interest components of Treasury Securities issued or guaranteed under the U.S. Treasury's Separate Trading of Registered Interest and Principal of Securities ("STRIPS") program. These securities are sold at original issue discount and pay no interest to holders prior to maturity. Because of this, zero-coupon securities may be subject to greater fluctuation of market value than the other securities in which the Portfolios may invest. All zero-coupon securities in which the Portfolio invests will have a maturity of less than 13 months.

The Portfolio must include a portion of the original issue discount of zero-coupon securities, if any, as income even though these securities do not pay any interest until maturity. Because the Portfolio distributes all of its net investment income, the Portfolio may have to sell portfolio securities to distribute imputed income, which may occur at a time when the Adviser would not have chosen to sell such securities and which may result in a taxable gain or loss.

INVESTMENT COMPANY SECURITIES In connection with managing their cash positions, the Portfolios may invest in the securities of other investment companies that are money market funds within the limits proscribed by the 1940

Act. Under normal circumstances, each Portfolio may invest up to 15% of its assets in money market funds. Each Portfolio only invests in money market funds when it has excess cash and the Adviser believes that the investment is in the best interest of the Portfolio. In addition to a Portfolio's expenses (including the various fees), as a shareholder in another investment company, a Portfolio bears its pro-rata portion of the other investment company's expenses (including fees). Those expenses are not part of the Portfolio's expense ratio, but rather are reflected in the yield of the investment in the money market fund.

2.       RISKS

INTEREST RATE RISK Changes in interest rates affect the market value of the interest-bearing fixed income securities held by a Portfolio. There is normally an inverse relationship between the market value of securities sensitive to prevailing interest rates and actual changes in interest rates. The longer the remaining maturity (and duration) of a security, the more sensitive the security is to changes in interest rates. All fixed income securities, including Government Securities, can change in value when there is a change in interest rates.

CREDIT RISK A Portfolio's investment in fixed income securities is subject to credit risk relating to the financial condition of the issuers of the securities that each Portfolio holds. Credit risk is the risk that a counterparty to a transaction will be unable to honor its financial obligation. To limit credit risk, each Portfolio only invests in securities rated in the highest rating category of an NRSRO or those that are unrated and deemed to be of comparable credit quality by the Adviser.

Moody's, S&P and other NRSROs are private services that provide ratings of the credit quality of debt obligations, including convertible securities. A description of the range of ratings assigned to various types of securities by several NRSROs is included in Appendix A. The Portfolios may use these ratings to determine whether to purchase, sell or hold a security. Ratings are general and are not absolute standards of quality. Securities with the same maturity, interest rate and rating may have different market prices. If an issue of securities ceases to be rated or if its rating is reduced after it is purchased by a Portfolio, the Adviser will determine whether the Portfolio should continue to hold the security. Because a downgrade often results in a reduction in the market price of the security, sale of a downgraded security may result in a loss. Credit ratings attempt to evaluate the safety of principal and interest payments, and do not evaluate the risks of fluctuations in market value. Also, rating agencies may fail to make timely changes in credit ratings. An issuer's current financial condition may be better or worse than a rating indicates. Unrated securities may not be as actively traded as rated securities. An issuer's current financial condition may be better or worse than a rating indicates.

Unrated securities may not be as actively traded as rated securities. A Portfolio may retain securities whose rating has been lowered below the lowest permissible rating category (or that are unrated and determined by the Adviser to be of comparable quality) if the Adviser determines that retaining such security is in the best interest of the Portfolio. Because a downgrade often results in a reduction in the market price of the security, sale of a downgraded security may result in a loss.

ASSET-BACKED SECURITIES The value of asset-backed securities may be significantly affected by changes in interest rates, the markets' perception of issuers, the structure of the securities and the creditworthiness of the parties involved. The ability of a Portfolio to successfully utilize asset-backed securities  depends,  in part,  upon the  ability  of the  Adviser  to  forecast interest rates and other economic factors correctly. Some asset-backed securities have structures that make their reaction to interest rate changes and other factors difficult to predict.

Prepayments of principal of asset-backed securities by borrowers or foreclosures on the borrowers affect the average life of the asset-backed securities. Prepayments may be triggered by various factors, including the level of interest rates, general economic conditions, the location and age of assets underlying the security and other social and demographic conditions. In periods of rising interest rates, the prepayment rate tends to decrease, lengthening the average life of a pool of the asset-backed securities. In periods of falling interest rates, the prepayment rate tends to increase, shortening the average life of a pool of asset-backed securities. The volume of prepayments of principal in the assets underlying a particular asset-backed security will influence the yield of that security and a Portfolio's yield. To the extent that a Portfolio purchases asset-backed securities at a premium, unscheduled prepayments, which are made at par, result in a loss equal to any unamortized premium.

C.       REPURCHASE AGREEMENTS

1.       GENERAL

Each Portfolio may enter into repurchase agreements. Repurchase agreements are transactions in which a Portfolio purchases securities from a bank or securities dealer and simultaneously commits to resell the securities to the bank or dealer at an agreed-upon date and at a price reflecting a market rate of interest unrelated to the purchased security. During the term of a repurchase agreement, the Portfolio's custodian, subcustodian or tri-party custodian maintains possession of the purchased securities and any underlying collateral, which is maintained at not less than 100% of the repurchase price. Repurchase agreements allow a Portfolio to earn income for periods as short as overnight, while retaining the flexibility to pursue longer-term investments.

2.       RISKS

Repurchase agreements involve credit risk. In the event that bankruptcy, insolvency or similar proceedings are commenced against a counterparty, a Portfolio may have difficulties in exercising its rights to the underlying securities. A Portfolio may incur costs and expensive time delays in disposing of the underlying securities and it may suffer a loss. Failure by the other party to deliver a security or currency purchased by or lent by a Portfolio may result in a missed opportunity to make an alternative investment. Favorable insolvency laws that allow a Portfolio, among other things, to liquidate the collateral held in the event of the bankruptcy of the counterparty reduce counterparty insolvency risk with respect to repurchase agreements. A Portfolio will only enter a repurchase agreement with a seller that the Adviser believes presents minimal credit risk.

D.       BORROWING

1.       GENERAL

Each Portfolio may borrow money from banks for temporary or emergency purposes in an amount up to 33 1/3% of a Portfolio's total assets. Each Portfolio may borrow money for other purposes so long as such borrowings do not exceed 5% of a Portfolio's total assets. The purchase of securities is prohibited if a Portfolio's borrowing exceeds 5% or more of a Portfolio's total assets.

2.       RISKS

Interest costs on borrowing may offset or exceed the return earned on borrowed funds (or on the assets that were retained rather than sold to meet the needs for which funds were borrowed). Under adverse market conditions, a Portfolio might have to sell portfolio securities to meet interest or principle payments at a time when investment considerations would not favor such sales. Reverse repurchase agreements and other similar investments that involve a form of leverage have characteristics similar to borrowing, but are not considered borrowing if a Portfolio maintains a segregated account.

E.       WHEN-ISSUED SECURITIES

1.       GENERAL

Each Portfolio may purchase securities offered on a when-issued or delayed-delivery basis. When these transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. Normally, the settlement date occurs within a certain period of time after the transaction, but delayed settlements beyond that period may be negotiated. During the period between a commitment and settlement, no payment is made for the securities purchased by the purchaser and thus, no interest accrues to the purchaser from the transaction. At the time a Portfolio makes the commitment to purchase securities on a when-issued or delayed-delivery basis, the Portfolio will record the transaction as a purchase and thereafter reflect the value each day of such securities in determining its net asset value.

2.       RISKS

At the time a Portfolio makes a commitment to purchase securities in this manner, the Portfolio immediately assumes the risk of ownership, including the risk that the value of the security may decline. The use of when-issued transactions enables a Portfolio to protect against anticipated changes in interest rates and prices, but may also increase the volatility of the Portfolio's asset value per unit. Failure by a counterparty to deliver a security purchased by a Portfolio on a when-issued or delayed-delivery basis may result in a loss to the Portfolio or a missed opportunity to make an alternative investment.

F.       ILLIQUID SECURITIES

1.       GENERAL

Each Portfolio may invest up to 10% of its net assets in illiquid securities. The term "illiquid securities" means repurchase agreements not entitling the holder to payment of principal within seven days and securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market.

Certificates of deposit and other fixed time deposits that carry an early withdrawal penalty or mature in greater than seven days are treated as illiquid securities if there is no readily available market for the instrument.

2.       RISKS

Limitations on resale may have an adverse effect on the marketability of a security and a Portfolio might also have to register a restricted security in order to dispose of it, resulting in expense and delay. A Portfolio might not be able to dispose of restricted or illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions. There can be no assurance that a liquid market will exist for any security at any particular time. Any security, including securities determined by the Adviser to be liquid, can become illiquid.

3.       DETERMINATION OF LIQUIDITY

The Core Trust Board has delegated the function of making determinations of liquidity to the Adviser, pursuant to guidelines approved by the Board. The Adviser determines and monitors the liquidity of the portfolio securities and reports periodically on its decisions to the Board. The Adviser takes into account a number of factors in reaching liquidity decisions, including but not limited to: (1) the frequency of trades and quotations for the security; (2) the number of dealers willing to purchase or sell the security and the number of other potential buyers; (3) the willingness of dealers to undertake to make a market in the security; and (4) the nature of the marketplace for the security, including the time needed to dispose of the security, the method of soliciting offers, and the mechanics of the transfer.

An institutional market has developed for certain restricted securities. Accordingly, contractual or legal restrictions on the resale of a security may not be indicative of the liquidity of the security. If such securities are eligible for purchase by institutional buyers in accordance with Rule 144A under the 1933 Act or other exemptions, the Adviser may determine that the securities are not illiquid.

INVESTMENT LIMITATIONS
--------------------------------------------------------------------------------

Each Portfolio has adopted the following fundamental and nonfundamental investment limitations. The investment objective of a Portfolio is fundamental. Each Portfolio has also adopted a fundamental policy which provides that, notwithstanding any other investment policy or restriction (whether fundamental or not), the Portfolio may invest all of its assets in the securities of a single pooled investment fund having substantially the same investment objectives, policies and restrictions as the Portfolio, as applicable. A fundamental policy of a Portfolio cannot be changed without the affirmative vote of the lesser of: (1) 50% of the outstanding interests of a Portfolio; or (2) 67% of the interests of a Portfolio present or represented at an interestholders meeting at which the holders of more than 50% of the outstanding interests in a Portfolio are present or represented.

A non-fundamental policy of each Portfolio, including a Portfolio's policy to invest at least 80% of its net assets in certain types of securities (an "80% Policy"), may be changed by the Board without interestholder approval. A
Portfolio must provide interestholders with 60 days' prior notice if it decreases the percentage limitations associated with its 80% policy. Each Portfolio's 80% Policy, if applicable, is described in Part A.

For purposes of all investment policies of a Portfolio: (1) the term 1940 Act includes the rules thereunder, SEC interpretations and any exemptive order upon which the Portfolio may rely; and (2) the term Code includes the rules thereunder, IRS interpretations and any private letter ruling or similar authority upon which the Portfolio may rely.

Except as required by the 1940 Act or the Code, if any percentage restriction on investment or utilization of assets is adhered to at the time an investment is made, a later change in percentage resulting from a change in the market values of a Portfolio's assets or purchases and redemptions of shares will not be considered a violation of the limitation.

A.       FUNDAMENTAL LIMITATIONS

1.       GOVERNMENT PORTFOLIO

The Portfolio may not:

DIVERSIFICATION With respect to 75% of its assets, purchase securities, other than Government Securities, of any one issuer if more than 5% of the value of the Portfolio's total assets would at the time of purchase be invested in any one issuer.

CONCENTRATION Purchase securities, other than Government Securities, if more than 25% of the value of the Portfolio's total assets would be invested in securities of issuers conducting their principal business activity in the same industry, provided that consumer finance companies and industrial finance companies are considered to be separate industries and that there is no limit on the purchase of the securities of domestic commercial banks.

For purposes of concentration: (1) loan participations are considered to be issued by both the issuing bank and the underlying corporate borrower; (2) utility companies are divided according to their services (for example, gas, gas transmission, electric and telephone will each be considered a separate industry); and (3) financial service companies will be classified according to the end users of their services, for example, automobile finance, bank finance and diversified finance will each be considered a separate industry.

UNDERWRITING Act as an underwriter of securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, the Portfolio may be deemed to be an underwriter for purposes of the Securities Act of 1933.

REAL ESTATE Purchase or sell real estate or any interest therein (including limited partnership interests), except that the Portfolio may invest in debt obligations secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

COMMODITIES Purchase or sell physical commodities or contracts relating to physical commodities, provided that currencies and currency-related contracts will not be deemed to be physical commodities.

BORROWING Borrow money, except for temporary or emergency purposes (including the meeting of redemption requests). Total borrowings may not exceed 33 1/3% of the Portfolio's total assets and borrowing for purposes other than meeting redemptions may not exceed 5% of the value of the Portfolio's total assets. Outstanding borrowings in excess of 5% of the value of the Portfolio's total assets must be repaid before any subsequent investments are made by the Portfolio.

SENIOR SECURITIES Issue senior securities except pursuant to Section 18 of the 1940 Act and except that the Portfolio may borrow money subject to investment limitations specified in the Portfolio's Prospectus.

LENDING Make loans, except that the Portfolio may: (1) purchase debt securities which are otherwise permissible investments; (2) enter into repurchase agreements; and (3) lend portfolio securities, but not in an amount greater than 33 1/3% of the value of the Portfolio's total assets.

PLEDGING Pledge, mortgage or hypothecate its assets, except to secure permitted indebtedness. Collateralized loans of securities are not deemed to be pledges or hypothecations for this purpose.

OPTIONS Write put and call options.

INVESTING FOR CONTROL Invest for the purpose of exercising control over any person.

RESTRICTED SECURITIES  Purchase restricted securities.

2.       TREASURY CASH PORTFOLIO, GOVERNMENT CASH PORTFOLIO AND CASH PORTFOLIO

Each Portfolio may not:

DIVERSIFICATION With respect to 75% of its assets, purchase a security other than a Government Security if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer.

CONCENTRATION Purchase securities if, immediately after the purchase, more than 25% of the value of the Portfolio's total assets would be invested in the securities of issuers having their principal business activities in the same industry; provided, however, that there is no limit on investments in Government Securities.

For purposes of concentration: (1) loan participations are considered to be issued by both the issuing bank and the underlying corporate borrower; (2) utility companies are divided according to their services (for example, gas, gas transmission, electric and telephone will each be considered a separate industry); and (3) financial service companies will be classified according to the end users of their services, for example, automobile finance, bank finance and diversified finance will each be considered a separate industry.

UNDERWRITING Underwrite securities of other issuers, except to the extent that the Portfolio may be considered to be acting as an underwriter in connection with the disposition of portfolio securities.

REAL ESTATE Purchase or sell real estate or any interest therein, except that the Portfolio may invest in debt obligations secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

COMMODITIES Purchase or sell physical commodities or contracts relating to physical commodities, provided that currencies and currency-related contracts will not be deemed to be physical commodities.

BORROWING Borrow money, except for temporary or emergency purposes (including the meeting of redemption requests) and for entering into reverse repurchase agreements, provided that borrowings do not exceed 33 1/3% of the value of the Portfolio's total assets.

SENIOR SECURITIES Issue senior securities except as appropriate to evidence indebtedness that the Portfolio is permitted to incur, and provided that the Portfolio may issue shares of additional series or classes that the Trustees may establish.

LENDING Make loans, except for loans of portfolio securities, through the use of repurchase agreements, and through the purchase of debt securities that are otherwise permitted investments.

THRIFT INVESTOR LIMITATIONS With respect to Government Cash Portfolio, purchase or hold any security that: (1) a Federally chartered savings association may not invest in, sell, redeem, hold or otherwise deal pursuant to law or regulation, without limit as to percentage of the association's assets; and (2) pursuant to 12 C.F.R. Section 566.1 would cause shares of the Portfolio not to be deemed to be short term liquid assets when owned by Federally chartered savings associations.

B.       NONFUNDAMENTAL LIMITATIONS

1.       GOVERNMENT PORTFOLIO

The Portfolio may not:

DIVERSIFICATION With respect to 100% of its assets, purchase a security other than a Government Security if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer, unless the investment is permitted by Rule 2a-7 under the 1940 Act.

SECURITIES WITH VOTING RIGHTS Purchase securities having voting rights, except the Portfolio may invest in securities of other investment companies to the extent permitted by the 1940 Act.

MARGIN; SHORT SALES Purchase securities on margin, or make short sales of securities, except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities.

LIQUIDITY Acquire securities or invest in repurchase agreements with respect to any securities if, as a result, more than 10% of the Portfolio's net assets (taken at current value) would be invested in repurchase agreements not entitling the holder to payment of principal within seven days and in securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market.

2.       TREASURY CASH PORTFOLIO, GOVERNMENT CASH PORTFOLIO AND CASH PORTFOLIO

Each Portfolio may not:

DIVERSIFICATION With respect to 100% of its assets, purchase a security other than a Government Security if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer, unless the investment is otherwise permitted under the 1940 Act.

BORROWING Purchase securities for investment while any borrowing equaling 5% or more of the Portfolio's total assets is outstanding; and if at any time the Portfolio's borrowings exceed the Portfolio's investment limitations due to a decline in net assets, such borrowings will be promptly (within three days) reduced to the extent necessary to comply with the limitations. Borrowing for purposes other than meeting redemption requests will not exceed 5% of the value of the Portfolio's total assets.

SECURITIES WITH VOTING RIGHTS Purchase securities that have voting rights, except the Portfolio may invest in securities of other investment companies to the extent permitted by the 1940 Act.

MARGIN; SHORT SALES Purchase securities on margin, or make short sales of securities, except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities.

LIQUIDITY Acquire securities or invest in repurchase agreements with respect to any securities if, as a result, more than 10% of the Portfolio's net assets (taken at current value) would be invested in repurchase agreements not entitling the holder to payment of principal within seven days and in securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market.

INVESTMENTS BY FINANCIAL INSTITUTIONS
--------------------------------------------------------------------------------

A.      INVESTMENT BY INTERESTHOLDERS THAT ARE BANKS - GOVERNMENT CASH PORTFOLIO

Government Cash Portfolio invests only in instruments which, if held directly by a bank or bank holding company organized under the laws of the United States or any state thereof, would be assigned to a risk-weight category of no more than 20% under the current risk based capital guidelines adopted by the Federal bank regulators (the "Guidelines"). In the event that the Guidelines are revised, the Portfolio's investment portfolio will be modified accordingly, including by disposing of portfolio securities or other instruments that no longer qualify under the Guidelines. In addition, the Portfolio does not intend to hold any securities or instruments that would be subject to restriction as to amount held by a National bank under Title 12, Section 24 (Seventh) of the United States Code. If the Portfolio includes any instruments that would be subject to a restriction as to amount held by a National bank, investment in the Portfolio may be limited.

The Guidelines provide that shares of an investment fund are generally assigned to the risk-weight category applicable to the highest risk-weighted security or instrument that the fund is permitted to hold. Accordingly, Portfolio interests should qualify for a 20% risk-weighting under the Guidelines. The Guidelines also provide that, in the case of an investment fund whose shares should qualify for a risk-weighting below 100% due to limitations on the assets which it is permitted to hold, bank examiners may review the treatment of the shares to ensure that they have been assigned an appropriate risk-weight. In this connection, the Guidelines provide that, regardless of the composition of an investment fund's assets, shares of a fund may be assigned to the 100% risk-weight category if it is determined that the Portfolio engages in activities that appear to be speculative in nature or has any other characteristics that are inconsistent with a lower risk-weighting. The Adviser has no reason to believe that such a determination would be made with respect to the Portfolio. There are various subjective criteria for making this determination and, therefore, it is not possible to provide any assurance as to how Portfolio interests will be evaluated by bank examiners.

Before acquiring an interest (directly or indirectly), prospective investors that are banks or bank holding companies, particularly those that are organized under the laws of any country other than the United States or of any state, territory or other political subdivision of the United States, and prospective investors that are U.S. branches and agencies of foreign banks or Edge Corporations, should consult all applicable laws, regulations and policies, as well as appropriate regulatory bodies, to confirm that an investment in Portfolio interests is permissible and in compliance with any applicable investment or other limits.

Interests held by national banks are generally required to be revalued periodically and reported at the lower of cost or market value. Such shares may also be subject to special regulatory reporting, accounting and tax treatment. In addition, a bank may be required to obtain specific approval from its board of directors before acquiring an interest (either directly or indirectly), and thereafter may be required to review its investment for the purpose of verifying compliance with applicable Federal banking laws, regulations and policies.

National banks generally must review their investment holdings at least quarterly to ensure compliance with established bank policies and legal requirements. Upon request, the Portfolios will make available to interestholders information relating to the size and composition of their portfolios.


B.      INVESTMENTS BY INTERESTHOLDERS THAT ARE CREDIT UNIONS - TREASURY CASH
        PORTFOLIO


Treasury Cash Portfolio limits its investments to investments that are legally permissible for Federally chartered credit unions under applicable provisions of the Federal Credit Union Act (including 12 U.S.C. Section 1757(7), (8) and (15)) and the applicable rules and regulations of the National Credit Union Administration (including 12 C.F.R. Part 703, Investment and Deposit Activities), as such statutes and rules and regulations may be amended. The

Portfolio limit its investments to Government Securities (including Treasury STRIPS) and repurchase agreements fully collateralized by Government Securities. Certain Government Securities owned by the Portfolio may be mortgage or asset-backed, but no such security will be: (1) a stripped mortgage backed security ("SMBS"); (2) a residual interest in a CMO or REMIC; or (3) a mortgage servicing right, a commercial mortgage related security or a small business related security. The Portfolio may also invest in reverse repurchase agreements in accordance with 12 C.F.R. 703.100(j) to the extent otherwise permitted herein and in the Part A.

C. INVESTMENTS BY INTERESTHOLDERS THAT ARE SAVINGS ASSOCIATIONS - GOVERNMENT CASH PORTFOLIO

Government Cash Portfolio limits its investments to those legally permissible for Federally chartered savings associations without limit as to percentage under applicable provisions of the Home Owners' Loan Act (including 12 U.S.C.
Section 1464) and the applicable rules and regulations of the Office of Thrift Supervision, as such statutes and rules and regulations may be amended. In addition, the Portfolio limits its investments to those that are permissible for an open-end investment company to hold and would permit shares of the investment company to qualify as liquid assets under 12 C.F.R. Section 566.1(g) and as short-term liquid assets under 12 C.F.R. Section 566.1(h).

MANAGEMENT OF THE TRUST
--------------------------------------------------------------------------------
A.       TRUSTEES AND OFFICERS OF THE TRUST


The Trustees and officers are responsible for managing the affairs of, and for exercising the powers of, Core Trust and its series except those reserved for interestholders and those assigned to the Adviser or other service providers. Each Trustee holds office until he or she resigns, is removed or a successor is elected and qualified. Each officer is elected annually and to serve until he or she resigns, is removed or a successor has been duly elected and qualified.

The names of the Trustees and officers of Core Trust, their position with the Trust, length of time serving the Trust, address, date of birth and principal occupations during the past five years are set forth below. For the Trustees, information concerning the number of portfolios in the Fund Complex overseen by the Trustee and other Trusteeships held by the Trustee has also been included. The Fund Complex includes two other investment companies for which the Forum Financial Group, LLC group of companies provides services. Interested and disinterested Trustees have been segregated.

----------------------------- ----------- ----------- --------------------------------- ---------------- ----------------

                                                                                           NUMBER OF
                                                                                         PORTFOLIOS IN        OTHER
                              POSITION    LENGTH OF                                      FUND COMPLEX      TRUSTEESHIPS
           NAME,              WITH THE      TIME        PRINCIPAL OCCUPATION(S) DURING      OVERSEEN BY       HELD BY
      AGE AND ADDRESS           TRUST       SERVED               PAST 5 YEARS                TRUSTEE          TRUSTEES
----------------------------- ----------- ----------- --------------------------------- ---------------- ----------------
INTERESTED TRUSTEES
----------------------------- ----------- ----------- --------------------------------- ---------------- ----------------
John Y. Keffer 1              Chairman    1995-       Member and Director, Forum        30               Trustee and
Born:  July 15, 1942          and         Present     Financial Group, LLC (a mutual                     President,
Two Portland Square           President               fund services holding company)                     Cutler Funds
Portland, ME 04101                                    Director, various affiliates of
                                                      Forum Financial Group, LLC
                                                      including Forum Fund Services,
                                                      LLC (Core  Trust's  placement
                                                      agent)
                                                      Chairman/President of two other
                                                      investment companies within the
                                                      fund complex
----------------------------- ----------- ----------- --------------------------------- ---------------- ----------------
1    John  Y.   Keffer   indirectly   controls   the   entities   that   provide
     administration,   distribution,   fund  accounting,   transfer  agency  and
     custodial services to the Trust. Mr. Keffer also indirectly  controls Forum
     Investment Advisors, LLC, the investment adviser to certain Trust series.



                                       12


----------------------------- ----------- ----------- --------------------------------- ---------------- ----------------

                                                                                           NUMBER OF
                                                                                         PORTFOLIOS IN        OTHER
                              POSITION    LENGTH OF                                      FUND COMPLEX      TRUSTEESHIPS
           NAME,              WITH THE    TIME         PRINCIPAL OCCUPATION(S) DURING      OVERSEEN BY       HELD BY
      AGE AND ADDRESS           TRUST      SERVED               PAST 5 YEARS                TRUSTEE          TRUSTEES
----------------------------- ----------- ----------- --------------------------------- ---------------- ----------------
DISINTERESTED TRUSTEES
----------------------------- ----------- ----------- --------------------------------- ---------------- ----------------
Costas Azariadis              Trustee      1995-      Professor of Economics,           27               None
Born:  February 15, 1943                   Present    University of California-Los
Department of Economics                               Angeles
University of California                              Visiting Professor of
Los Angeles, CA 90024                                 Economics, Athens University of
                                                      Economics   and  Business
                                                      1998  - 1999
                                                      Trustee of one other investment
                                                      company within the fund complex
----------------------------- ----------- ----------- --------------------------------- ---------------- ----------------
James C. Cheng                Trustee     1995-       President, Technology Marketing   27               None
Born:  July 26, 1942                      Present     Associates (marketing company
27 Temple Street                                      for small and medium sized
Belmont, MA 02718                                     businesses in New England)
                                                      Trustee of one other investment
                                                      company within the fund complex
----------------------------- ----------- ----------- --------------------------------- ---------------- ----------------
J. Michael Parish             Trustee     1995-       Partner, Wolfe, Block, Schorr     27               None
Born: November 9, 1943                    Present     and Solis-Cohen LLP (law firm)
250 Park Avenue                                       since 2002
New York, NY 10177                                    Partner, Thelen Reid & Priest
                                                      LLP (law  firm) from 1995 -
                                                      2002
                                                      Trustee of one other investment
                                                      company within the fund complex
----------------------------- ----------- ----------- --------------------------------- ---------------- ----------------
OFFICERS
----------------------------- ----------- ----------- --------------------------------- ---------------- ----------------
David I. Goldstein            Vice        2000-       Director of Business              N/A              N/A
Born:  August 3, 1961          President   Present    Development, Forum Financial
Two Portland Square                                   Group, LLC since 2000
Portland, ME 04101                                    Managing Director and General
                                                      Counsel, Forum Financial
                                                      Group, LLC from 1991 to
                                                      2000 Secretary of Forum
                                                      Financial Group, LLC and
                                                      its various affiliates
                                                      including Forum Fund
                                                      Services, LLC
----------------------------- ----------- ----------- --------------------------------- ---------------- ----------------



                                       13


--------------------------- ----------- ----------- --------------------------------- ------------------ -------------------

                                                                                           NUMBER OF
                                                                                         PORTFOLIOS IN          OTHER
                            POSITION    LENGTH OF                                      FUND COMPLEX        TRUSTEESHIPS
           NAME,            WITH THE    TIME         PRINCIPAL OCCUPATION(S) DURING      OVERSEEN BY         HELD BY
      AGE AND ADDRESS         TRUST      SERVED               PAST 5 YEARS                TRUSTEE            TRUSTEES
--------------------------- ----------- ----------- --------------------------------- ------------------ -------------------
OFFICERS
--------------------------- ----------- ----------- --------------------------------- ------------------ -------------------
Stacey A. Hong              Treasurer   2002-       Director, Forum Accounting        N/A                N/A
Born:  May 10, 1966                     Present     Services, LLC since 1992
Two Portland Square                                 Treasurer of two other
Portland, ME 04101                                  investment companies within the
                                                    fund complex
--------------------------- ----------- ----------- --------------------------------- ------------------ -------------------
Leslie K. Klenk             Secretary   1998-       Counsel, Forum Financial Group,   N/A                N/A
Born:  August 24, 1964                  Present     LLC since 1998
Two Portland Square                                 Associate General Counsel,
Portland, ME 04101                                  Smith Barney Inc. (brokerage
                                                    firm) 1993 - 1998  Secretary
                                                    of  one   other   investment
                                                    company   within   the  fund
                                                    complex
--------------------------- ----------- ----------- --------------------------------- ------------------- -------------------



B.       TRUSTEE OWNERSHIP OF THE PORTFOLIOS

No Trustee may invest in a Portfolio.

C.       OWNERSHIP OF SECURITIES OF THE ADVISER AND RELATED COMPANIES

As of December 31, 2001, no Disinterested Trustee or any of his immediate family members owned beneficially or of record securities of the Trust's investment adviser, its placement agent, or any person (other than a registered investment company) directly or indirectly, controlling, controlled by or under common control with any Trust investment adviser or placement agent.

D.       INFORMATION CONCERNING TRUST COMMITTEES

1.       AUDIT COMMITTEE

The Trust's Audit Committee, which meets when necessary, consists of Messrs. Cheng, Parish, and Azariadis, constituting all of the Trust's Disinterested Trustees. During the fiscal year ended August 31, 2002, the Audit Committee did not meet. Pursuant to a charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Trust. It also makes recommendations to the Board as to the selection of the independent public accountants, reviews the methods, scope, and result of the audits and audit fees charged, and reviews the Trust's internal accounting procedures and controls.

2.       NOMINATING COMMITTEE

The Trust's Nominating Committee, which meets when necessary, consists of Messrs. Cheng, Parish, and Azariadis, constituting all of the Trust's Disinterested Trustees. During the fiscal year period May 31, 2002, the Nominating Committee did not meet. Pursuant to a charter adopted by the Board, the Nominating Committee is charged with the duty of nominating all Disinterested Trustees and committee members, and presenting these nominations to the Board. The Nominating Committee will not consider nominees for Disinterest Trustees recommended by interestholders.

E.       COMPENSATION OF TRUSTEES AND OFFICERS


Each Trustee of the Trust is paid a quarterly retainer of $1,500 for his service to the Trust. In addition, Trustee is paid a fee of $750 for each Board meeting attended (whether in person or by each electronic communication). Trustees are also reimbursed for travel and related expenses incurred in attending Board meetings. Mr. Keffer receives no compensation (other than reimbursement for travel and related expenses) for his service as Trustee of the Trust. No officer of the Trust is compensated by the Trust, but officers are reimbursed for travel and related expenses incurred in attending Board meetings held outside of Portland, Maine.

The following table sets forth the fees paid to each Trustee by the Portfolios and the Fund Complex, which includes all series of Forum Funds and another investment company for which Forum Financial Group, LLC provides services, for the fiscal year ended August 31, 2002.

--------------------------------------------------------------------------------
                              COMPENSATION           TOTAL COMPENSATION FROM
TRUSTEE                         FROM TRUST           TRUST AND FUND COMPLEX
--------------------------------------------------------------------------------
Costas Azariadis                $11,250                     $22,500
-------------------------- ---------------------- ------------------------------
J. Michael Parish               $11,250                     $22,500
-------------------------- ---------------------- ------------------------------
James C. Cheng                  $11,250                     $22,500
-------------------------- ---------------------- ------------------------------
John Y. Keffer                     None                      None
-------------------------- ---------------------- ------------------------------


F.       INVESTMENT ADVISER

1.       SERVICES OF ADVISER

Forum Investment Advisors, LLC serves as the investment adviser to each Portfolio pursuant to an investment advisory agreement with the Trust (the "Investment Advisory Agreement"). Under the Investment Advisory Agreement, the Adviser furnishes, at its own expense, all necessary services, facilities and personnel in connection with managing a Portfolio's investments and effecting portfolio transactions for the Portfolio.

The Adviser was established in 1987 and is indirectly wholly owned and controlled by John Y. Keffer. In connection with the January 2, 1998 acquisition of Linden Asset Management, Inc. ("Linden"), the former investment adviser of each Portfolio (except Government Portfolio (formerly Treasury Portfolio) that was managed by Les Berthy), the Adviser has entered into a consulting agreement with a new company solely owned by Anthony R. Fischer, Jr., former owner, president and sole director of Linden, under which Mr. Fischer continues to provide portfolio management services to the Portfolios under the supervision of the Adviser. Mr. Fischer has over 25 years experience in managing pools of assets. He has managed the Portfolios' (and prior to September 1995, the Portfolios' predecessor mutual funds') assets since October 1992. Prior thereto, he was a Senior Vice President and Treasurer of United California Savings Bank, Santa Ana, California from 1984 to 1989 and, immediately prior thereto, a Manager for five years at PaineWebber Jackson & Curtis, New York, New York.

2.       FEES

The Adviser's fees are calculated as a percentage of the Portfolio's average net assets.

Table 1 in Appendix B shows the dollar amount payable by each Portfolio to the Adviser, the amount of fees waived by the Adviser, and the actual fee paid by each Portfolio. This information is for the past three fiscal years.

3.       OTHER PROVISIONS OF INVESTMENT ADVISORY AGREEMENT

The Investment Advisory Agreement with respect to a Portfolio must be approved at least annually by the Core Trust Board or by majority of the Portfolio's outstanding voting interests and in either case by a majority of the Disinterested Trustees.

The Investment Advisory Agreement is terminable with respect to each Portfolio without penalty by the Core Trust Board on 60 days' written notice when authorized either by majority vote of the outstanding voting interests or by a majority vote of the Core Trust Board, or by the Adviser on 90 days' written notice to Core Trust. The Investment Advisory Agreement terminates immediately upon assignment.

The Investment Advisory Agreement provides that the Adviser shall not be liable for any error of judgment or mistake of law in connection with its services, except for willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties or by reason of reckless disregard of the Adviser's obligations and duties under the agreement.

4.       INVESTMENT ADVISORY AGREEMENT APPROVAL

In approving the continuation of the Investment Advisory Agreement with respect to the Portfolios, the Board, including the Disinterested Trustees, carefully considered the nature and quality of services provided to the Portfolios, including information provided by the Adviser regarding its personnel servicing the Portfolios as well as the Adviser's compliance program. The Board was informed that the Adviser did not experience any material code of ethics, compliance violations or regulatory problems since the last approval of the Investment Advisory Agreement.

The Board also considered the Adviser's compensation and profitability for providing advisory services to the Portfolios and analyzed comparative information on fees, expenses, and performance of similar mutual funds. In this regard, the Board noted that the Adviser's contractual and actual advisory fee with respect each Portfolio for the fiscal year ended August 31, 2002 were lower than the mean and median advisory fee for the Portfolio's Lipper Inc. peer group. Moreover, the Board noted that each Portfolio's performance ranked in the top quartile of its Lipper Inc. peer group for several if not all of the following periods ended August 31, 2002: 3 month, 6 month, 1 year, 3 Years (annualized) and 5 Years (annualized).

In addition, the Board was informed that the Adviser was financially able to provide advisory services to the Fund. The Board also considered the errors and omission policy, the liability insurance and the disaster recovery plan maintained by the Adviser.

After requesting and reviewing such information, as it deemed necessary, the Board concluded that the continuance of the Investment Advisory Agreement was in the best interests of the Fund and its shareholders.

G.       ADMINISTRATOR

FAdS serves as administrator pursuant to an administration agreement with the Trust (the "Administration Agreement"). FAdS is responsible for supervising the overall management of the Trust, providing the Trust with general office facilities and providing persons satisfactory to the Board to serve as officers of the Trust.

The Administration Agreement with respect to a Portfolio must be approved at least annually by the Board or by majority of the Portfolio's outstanding voting interests, and in either case by a majority of the Disinterested Trustees. The Administration Agreement is terminable without penalty by the Trust or by FAdS with respect to a Fund on 60 days' written notice.

Under the Administration Agreement, FAdS is not liable for any action or inaction in the absence of bad faith, willful misconduct or gross negligence in the performance of its duties. FAdS and certain related parties (such as FAdS' officers and persons who control FAdS) are indemnified by the Trust against any and all claims and expenses related to FAdS' actions or omissions that are consistent with FAdS' contractual standard of care.

Table 2 in Appendix B shows for the past three fiscal years the dollar amount of administration fees payable by each Portfolio to FAdS, the amount of fees waived by FAdS, and the actual fee paid by each Portfolio.

H.       FUND ACCOUNTANT AND INTERESTHOLDER RECORDKEEPER

FAcS performs similar services for each Portfolio pursuant to a portfolio and unitholder accounting agreement ("Accounting Agreement"). The Accounting Agreement must be approved annually with respect to a Portfolio by the Core Trust Board. The Accounting Agreement may be terminated with respect to a Portfolio without penalty by the Board or by FAcS on 60 days' written notice. FAcS is required to use its best judgment and efforts in rendering fund accounting services and is not liable to Core Trust for any action or inaction in the absence of bad faith, willful misconduct or gross negligence. FAcS and certain related parties are indemnified by the Trust against any and all claims and expenses to FAcS' actions or omissions that are consistent with FAcS' contractual standard of care.

Under the Accounting Agreement, FAcS prepares and maintains books and records of each Portfolio on behalf of the Trust that are required to be maintained under the 1940 Act, calculates the net asset value per share of each Portfolio (and each investor therein) and prepares periodic reports to interestholders of the Portfolios and the SEC.

Effective January 1, 2002, each Portfolio pays FAcS, for services rendered, $5,000 per month. Government Portfolio only is subject to an additional charge of $500 per month if that Portfolio has more than five interestholders. For certain tax services rendered, each Portfolio will also pay FAcS $2,500 per year. Government Portfolio will also pay FAcS certain surcharges based on the number of securities parties held and its asset level. Prior to January 1, 2002, Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio each paid FAcS a fee at an annual rate of the lesser of 0.05% of the average daily net assets of each Portfolio or $48,000 while

Government Portfolio paid FAcS $4,000 per month. Government Portfolio was also subject to surcharges based on the type and number of securities parties held and its asset level as well as a $500 monthly charge if that Portfolio had greater than five interestholders. Finally, each Portfolio also paid a tax fee to FAcS for certain tax services performed in the amount of $1,500 per year.

Under the Accounting Agreement, FAcS is not liable to the Trust for any action or inaction in the absence of bad faith, willful misconduct, gross negligence or reckless disregard of its duties and obligations under the agreement. Table 3 in Appendix B shows for the part three fiscal years the dollar amount of accounting fees payable by each Portfolio to FAcS, the amount of fees waived by FAcS, and the actual fee paid by each Portfolio.

I.       PLACEMENT AGENT

Forum Fund Services, LLC, Two Portland Square, Portland, Maine 04101, serves as the Trust's placement agent. FFS does not receive compensation for such placement agent services.

J.       CUSTODIAN

As custodian, pursuant to an agreement with Core Trust (the "Custodian Agreement"), Forum Trust, LLC ("Custodian") safeguards and controls each Portfolio's cash and securities, determines income and collects interest on Portfolio investments. The Custodian may employ subcustodians to provide custody of a Portfolio's domestic and foreign assets. The Custodian is located at Two Portland Square, Portland, ME 04101.

For its services, the Custodian receives an annualized percentage of the average daily net assets of the Portfolios. Each Portfolio also pays an annual domestic custody fee as well as certain other transaction fees. The fees are accrued daily by the Portfolios and are paid monthly based on average net assets and transactions for the previous month.

K.       SUBCUSTODIAN

Effective April 8, 2002, Comerica Bank became the subcustodian of each Portfolio. Comerica Bank is located at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 47226.

L.       LEGAL COUNSEL

Kirkpatrick & Lockhart LLP, 1800 Massachusetts Avenue, Washington, DC 20036, pass upon legal matters in connection with the issuance of shares of the Trust.

M.       INDEPENDENT AUDITORS

KPMG LLP, 99 High Street, Boston, MA 02110, serves as independent auditor for the Portfolios and has so served since the Portfolios commenced operations. The auditors audit the annual financial statements of the Portfolios. The auditors also review certain regulatory filings of the Portfolios and the Portfolios' tax returns.

EXPENSES
--------------------------------------------------------------------------------

The Trust pays all of its expenses, including: interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of shares; premiums of insurance for the Trust, its Trustees and officers and fidelity bond premiums; applicable fees, interest charges and expenses of third parties, including the Trust's administrators, investment advisers, custodians, interestholder recordkeepers and fund accountant; fees of pricing, interest, distribution, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and maintaining its existence; costs of preparing and printing the Trust's offering memoranda and interestholder reports and delivering them to interestholders; expenses of meetings of interestholders and any proxy solicitations therefore; costs of maintaining books and accounts and preparing tax returns; costs of reproduction, stationery and supplies; fees and expenses of the Trust's Trustees; compensation of the Trust's officers and employees and costs of other personnel (who may be employees of the Adviser, FAdS or their respective affiliates) performing services for the Trust; costs of Trustee meetings; SEC registration fees and related expenses (if any); and state or foreign securities laws registration fees and related expenses (if any).

BROKERAGE ALLOCATION AND OTHER PRACTICES
--------------------------------------------------------------------------------

Purchases and sales of portfolio securities for each Portfolio usually are principal transactions. Portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and asked price. There are usually no brokerage commissions paid for any purchases. Core Trust does not anticipate that the Portfolios will pay any amounts of brokerage commissions. However, in the event a Portfolio pays brokerage commissions or other transaction-related compensation, the payments may be made to broker-dealers who pay expenses of the Portfolio that the Portfolio would otherwise be obligated to pay itself. Any transaction for which a Portfolio pays transaction-related compensation will be effected at the best price and execution available, taking into account the amount of any payments made on behalf of the Portfolio by the broker-dealer effecting the transaction.

Allocations of transactions to dealers and the frequency of transactions are determined for each Portfolio by the Adviser in its best judgment and in a manner deemed to be in the best interest of interestholders of that Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner and at the most favorable price available to the Portfolio. The Adviser monitors the creditworthiness of counterparties to a Portfolio's transactions and intends to enter into a transaction only when it believes that the counterparty presents minimal and appropriate credit risks. No portfolio transactions are executed with the Adviser or any of its affiliates.


Table 4 in Appendix B lists the securities of each Portfolio's regular brokers and dealers (or the securities of the parent company) held by the Portfolio as of the Portfolio's most recent fiscal year as well as the aggregate value of such securities held by each Portfolio as of the Portfolio's most recent fiscal year.

No Portfolio paid brokerage commissions during fiscal years ended August 31, 2000, 2001 and 2002.


PURCHASE, REDEMPTION AND PRICING OF SECURITIES
--------------------------------------------------------------------------------

Each Portfolio does not determine net asset value on the following holidays in the United States: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day and Christmas Day.

Pursuant to Rule 2a-7 under the 1940 Act, the Board has established procedures to stabilize each Portfolio's net asset value at $1.00 per unit. These procedures include a review of the extent of any deviation of net asset value per share as a result of fluctuating interest rates, based on available market rates, from each Portfolio's $1.00 amortized cost price per unit. Should that deviation exceed 1/2 of 1%, the Board will consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to interestholders. Such action may include redemption of units in kind, selling portfolio securities prior to maturity, reducing or withholding distributions and utilizing a net asset value per unit as determined by using available market quotations.

In determining the appropriate market value of portfolio investments, the Portfolios may employ outside organizations, which may use a matrix or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities being valued at a price different from the price that would have been determined had the matrix or formula method not been used. All cash, receivables and current payables are carried at their face value.

TAX STATUS
--------------------------------------------------------------------------------

Each Portfolio is classified for federal income tax purposes as a separate partnership that will not be a "publicly traded partnership." As a result, no Portfolio will be subject to federal income tax; instead, each investor in a Portfolio will be required to take into account in determining its federal income tax liability its share of the

Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. Each Portfolio also will not be subject to Delaware income or franchise tax.

Each investor in a Portfolio will be deemed to own a proportionate share of the Portfolio's assets, and to earn a proportionate share of the Portfolio's income. Each Portfolio intends to conduct its operations so that interestholders that intend to qualify as regulated investment companies under the Code will be able to satisfy all those requirements (assuming that the interestholder invests all of its assets in a Portfolio).

Distributions to an investor from a Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that: (1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution; (2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio; (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables; and (4) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. An investor's basis for its interest in a Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by (a) the amount of cash and the basis of any property the Portfolio distributes to the investor and (b) the investor's share of the Portfolio's losses.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
--------------------------------------------------------------------------------

Treasury Cash Fund, Government Cash Fund and Cash Fund, separate series of Monarch Funds, a Delaware business trust registered with the SEC as an open-end, management investment company, invest all of their investable assets in Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio, respectively, and, as of December 13, 2002, may be deemed to control those Portfolios. Treasury Cash Fund, Government Cash Fund and Cash Fund each owned 57%, 68%, and 89% of the interests in those respective Portfolios.

Daily Assets Government Fund and Daily Assets Treasury Obligations Fund, separate series of Forum Funds, a Delaware business trust registered with the SEC as an open-end, management investment company, invest all of their investable assets in Government Portfolio and Treasury Cash Portfolio and, as of December 13, 2002 may be deemed to control those Portfolios. Daily Assets Government Fund and Daily Assets Treasury Obligations Fund each owned 100% and 43% of the interests in those respective Portfolios. As of the same date, Daily Assets Cash Fund and Daily Assets Government Obligations Fund, separate series of Forum Fund invested all of their investable assets in Cash Portfolio and Government Cash Portfolio. Daily Assets Cash Fund and Daily Assets Government Obligations Fund each owned 11% and 32% of the interests in those respective Portfolios.


Monarch Funds and Forum Funds are located at Two Portland Square, Portland, Maine 04101.

Each investment company that is registered under the 1940 Act and that invests in a Portfolio has informed the Trust that whenever it or its separate series is requested to vote on matters pertaining to a Portfolio, it will hold a meeting of its shareholders and will cast its vote as instructed by its shareholders in accordance with applicable law. This only applies to matters for which the investment company would be required to have a shareholder meeting if it directly held investment securities rather than invested in a Portfolio. It is anticipated that any other similarly registered investment company (or series thereof) that may in the future invest in a Portfolio will follow the same or a similar practice.


Officers and Trustees of the Trust can not own interests of a Portfolio.


FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The financial statements of the Portfolios for the year ended August 31, 2002, which are included in the Portfolios' annual report, are incorporated herein by reference. These financial statements include the schedule of investments, statements of assets and liabilities, statements of operations, statements of changes in net assets, financial highlights, notes and independent auditors' reports.

                                     PART B

                              CORE TRUST (DELAWARE)

                          PRIVATE PLACEMENT MEMORANDUM

                       STATEMENT OF ADDITIONAL INFORMATION


Appendix A - Description of Securities Ratings
--------------------------------------------------------------------------------
CORPORATE BONDS

MOODY'S

AAA Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

AA Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risk appear somewhat larger than the Aaa securities.

NOTE Moody`s applies numerical modifiers 1, 2, and 3 in each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

S&P

AAA          An obligation rated AAA has the highest rating assigned by S&P. The
             obligor's  capacity  to  meet  its  financial   commitment  on  the
             obligation is extremely strong.

AA An obligation rated AA differs from the highest-rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

NOTE Plus (+) or minus (-). The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

             The `r' symbol is attached to the ratings of instruments with significant noncredit risks. It highlights risks to principal or volatility of expected returns that are not addressed in the credit rating. Examples include: obligations linked or indexed to equities, currencies, or commodities; obligations exposed to severe prepayment risk such as interest-only or principal-only mortgage securities; and obligations with unusually risky interest terms, such as inverse floaters.

FITCH RATINGS


AAA Highest credit quality. `AAA' ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA Very high credit quality. `AA' ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

SHORT TERM RATINGS

MOODY'S

Moody`s employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

PRIME-1 Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

                 o  Leading market positions in well-established industries.
                 o  High rates of return on funds employed.
                 o Conservative capitalization structure with moderate reliance on debt and ample asset protection.
                 o Broad margins in earnings coverage of fixed financial charges and high internal cash generation.
                 o Well-established access to a range of financial markets and assured sources of alternate liquidity.

PRIME-2 Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

NOT PRIME        Issuers  rated Not Prime do not fall  within any of the Prime rating categories.

S&P

A-1 A short-term obligation rated A-1 is rated in the highest category by S&P. The obligor`s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor`s capacity to meet its financial commitment on these obligations is extremely strong.

A-2 A short-term obligation rated A-2 is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor`s capacity to meet its financial commitment on the obligation is satisfactory.

FITCH

F1 Obligations assigned this rating have the highest capacity for timely repayment under Fitch's national rating scale for that country, relative to other obligations in the same country. This rating is automatically assigned to all obligations issued or guaranteed by the sovereign state. Where issues possess a particularly strong credit feature, a "+" is added to the assigned rating.

F2 Obligations supported by a strong capacity for timely repayment relative to other obligors in the same country. However, the relative degree of risk is slightly higher than for issues classified as `A1' and capacity for timely repayment may be susceptible to adverse changes in business, economic, or financial conditions.

                                     PART B

                              CORE TRUST (DELAWARE)

                          PRIVATE PLACEMENT MEMORANDUM

                       STATEMENT OF ADDITIONAL INFORMATION


APPENDIX B - MISCELLANEOUS TABLES
--------------------------------------------------------------------------------


TABLE 1 - INVESTMENT ADVISORY FEES

YEAR ENDED AUGUST 31,                                  GROSS FEE           FEE WAIVED         NET FEE PAID
TREASURY CASH PORTFOLIO
     2002                                              $129,768                  $0            $129,768
     2001                                               154,049                   0             154,049
     2000                                               140,443                   0             140,443

GOVERNMENT PORTFOLIO
     2002                                               $14,547             $14,547                  $0
     2001                                                19,412              19,412                   0
     2000                                                16,754              16,754                   0

GOVERNMENT CASH PORTFOLIO
     2002                                              $210,257                  $0            $210,257
     2001                                               290,991                   0             290,991
     2000                                               288,058                   0             288,058

CASH PORTFOLIO
     2002                                              $494,099                  $0            $494,099
     2001                                               606,795                   0             606,795
     2000                                               565,516                   0             565,516


TABLE 2 - ADMINISTRATION FEES

YEAR ENDED AUGUST 31,                                  GROSS FEE           FEE WAIVED         NET FEE PAID
TREASURY CASH PORTFOLIO
     2002                                              $192,903                  $0            $192,903
     2001                                               234,753                   0             234,753
     2000                                               212,726                   0             212,726

GOVERNMENT PORTFOLIO
     2002                                               $14,547             $14,547                  $0
     2001                                                19,412              19,412                   0
     2000                                                16,754              16,754                   0

GOVERNMENT CASH PORTFOLIO
     2002                                              $313,334                  $0            $313,334
     2001                                               443,479                   0             443,479
     2000                                               436,043                   0             436,043

CASH PORTFOLIO
     2002                                              $733,971                  $0            $733,971
     2001                                               924,827                   0             924,827
     2000                                               857,926                   0             857,926



                                      B-1


TABLE 3 - FUND ACCOUNTING FEES

YEAR ENDED AUGUST 31,                                  GROSS FEE           FEE WAIVED         NET FEE PAID
TREASURY CASH PORTFOLIO
     2002                                               $57,500                  $0             $57,500
     2001                                                49,500                   0              49,500
     2000                                                49,500                   0              49,500

GOVERNMENT PORTFOLIO
     2002                                               $57,500             $31,957             $25,543
     2001                                                49,500               9,566              39,934
     2000                                                49,500              16,000              33,500

GOVERNMENT CASH PORTFOLIO
     2002                                               $57,500                  $0             $57,500
     2001                                                49,500                   0              49,500
     2000                                                49,500                   0              49,500

CASH PORTFOLIO
     2002                                               $57,500                  $0             $57,500
     2001                                                49,500                   0              49,500
     2000                                                49,500                   0              49,500



TABLE 4 - PORTFOLIO HOLDINGS IN BROKER/DEALERS

CASH PORTFOLIO                VALUE

   N/A                         N/A

                                     PART A

Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio and Cash Portfolio.

                                     PART B

Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio and Cash Portfolio.

                                     PART C
                                OTHER INFORMATION

Item 23.  Exhibits

(a) Trust Instrument of Registrant dated November 1, 1994 as amended and restated November 1, 1999 (Exhibit incorporated by reference as filed as Exhibit (a) in Amendment No. 19 via EDGAR on December 29, 1999 accession number 0001004402-99-000483).

(b)       Not applicable.


(c)       Not applicable.

(d) Investment Advisory Agreement between Registrant and Forum Investment Advisors, LLC relating to Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio and Cash Portfolio dated December 30, 1997 (Exhibit incorporated by reference as filed as Exhibit (5)(e) in Amendment No. 12 via EDGAR on January 2, 1998, accession number 0001004402-98-000003).


(e)       Not required.

(f)       Not applicable.

(g)(1) Custodial Services Agreement between Registrant and Forum Trust, LLC dated as the 1st day of July, 2000 (Exhibit incorporated by reference as filed as Exhibit (g)(1) in Amendment No. 20 via EDGAR on December 29, 2000, accession number 0001004402-00-000419).


   (2) Subcustodian Agreement between Comerica Bank and Forum Trust, LLC dated as of the 8th day of April, 2002 (filed herewith).


(h)(1) Administration Agreement between Registrant and Forum Administrative Services, LLC relating to Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio and Cash Portfolio dated December 1, 1997 (Exhibit incorporated by reference as filed as Exhibit (9)(a) in Amendment No. 12 via EDGAR on January 2, 1998, accession number 0001004402-98-000003).

   (2) Fund Portfolio and Unitholder Accounting Agreement between Registrant and Forum Accounting Services, LLC relating to Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio and Cash Portfolio dated as of June 1, 1997 and amended February 11, 1999 (Exhibit incorporated by reference as filed as Exhibit (h)(2) in Amendment No. 17 via EDGAR on February 12, 1999 accession number 0001004402-99-000129).

   (3) Placement Agent Agreement between Registrant and Forum Fund Services, LLC relating to Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio and Cash Portfolio dated as of February 28, 1999 (Exhibit incorporated by reference as filed as Exhibit (h)(3) in Amendment No. 19 via EDGAR on December 29, 1999 accession number 0001004402-99-000483).

(i)       Not required.


(j)       Not required.


(k)       Not required.

(l)       Not applicable.

(m)       Not applicable.

(n)       Not applicable.


(p)       Not required as all series are money funds.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

          None.

ITEM 25.  INDEMNIFICATION

          The Trust currently holds a directors' and officers' errors and omissions insurance policy jointly with Forum Funds, the terms of which are consistent with industry standards. The policy provides generally for the indemnification against loss by the insured in connection with a judgment of liability in certain litigation arising from the insured's wrongful act or an error, act or omission by a person for whom the insured becomes legally responsible. The policy provides coverage in the amount of $6,000,000 (sublimits or $3,000,000 per entity). Forum Funds and Core Trust each pay one half of the policy premium. The Trust's trustees and officers also are insured under the Trust's fidelity bond purchased pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

          The general effect of Article 5 of Registrant's Trust Instrument is to indemnify existing or former trustees and officers of the Trust to the fullest extent permitted by law against liability and expenses. There is no indemnification if, among other things, any such person is adjudicated liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. This description is modified in its entirety by the provisions of
Article 5 of Registrant's Trust Instrument contained in this Registration Statement as Exhibit (a) and incorporated herein by reference.


          Provisions of Registrant's investment advisory agreement provide that the investment adviser shall not be liable for error of judgment or mistake of law, for any loss arising out of any investment, or in any event whatsoever, except for lack of good faith, provided that nothing shall be deemed to protect, or purport to protect, the investment adviser against any liability to Registrant or to Registrant's interestholders to which the investment adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the investment adviser's duties, or by reason of the investment adviser's reckless disregard of its obligations and duties hereunder. This description is modified in its entirety by the provisions of Registrant's investment advisory agreement contained in this Registration Statement as Exhibit (d) and incorporated herein by reference.


               The indemnification provisions set forth under Section 1 paragraphs (f) and (g) of the Placement Agent Agreement between Forum Fund Services, LLC (defined as "Forum" under the agreement) and the Trust, specifically provide as follows:

          (f) The Trust agrees to indemnify, defend and hold Forum, its several officers and directors, and any person who controls Forum within the meaning of Section 15 of the Securities Act of 1933 ("1933 Act") or
          Section 20 of the Securities Exchange Act of 1934 (the "1934 Act") (for purposes of this Section 1(f), collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law or otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering
          Material") or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading, provided, however, that the Trust's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Trust by Forum in its capacity as Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to Section 1(e) shall not be deemed to cover any liability to the Trust or its investors to which a Covered Person would otherwise be subject by reason or willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Trust shall be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Secretary of the Trust, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to notify the Trust of any such action shall not relieve the Trust from any liability except to the extent that the Trust shall have been prejudiced by such failure, or from any liability that the Trust may have to the Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Trust's indemnity agreement contained in this Section 1(f). The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel chosen by the Trust and approved by Forum, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Forum reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by Forum or such Covered Person. The Trust's indemnification agreement contained in this Section (f) and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Trust agrees to notify Forum promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Interests.

          (g) Forum agrees to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this Section 1(g) collectively, "Covered
          Persons")  free and  harmless  from and  against  any and all  claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act, or common law or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on any untrue statement of a material fact contained in information furnished in writing by Forum in its capacity as Placement Agent to the Trust for use in the answers to any of the items of any registration statement or in any statements in any Offering Material or shall arise out of or be based on any omission to state a material fact in connection with such information furnished in writing by Forum to the Trust required to be stated in such answers or necessary to make such information not misleading. Forum shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to Forum,
          Attention: Legal Department, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. Forum shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to the Trust if such action is based solely on such alleged misstatement or omission on Forum's part, and in any other event each Covered
          Person shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Forum of any such action shall not relieve Forum from any liability except to the extent that Forum shall have been prejudiced by such failure, or from any liability that Forum may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Forum's indemnity agreement contained in this Section 1(g).

          Insofar as indemnification for liability arising under the 1933 Act may be permitted to trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

          Forum Investment Advisors, LLC

          The description of Forum Investment Advisors, LLC in Parts A and B of this registration statement is incorporated by reference herein.


          The following are the members of Forum Investment Advisors, LLC, including their business connections, which are of a substantial nature.

                           Forum Trust, LLC, Member

          Forum Trust, LLC is controlled indirectly by John Y. Keffer, Chairman and President of the Registrant. Mr. Keffer is Director and President of Forum Trust, LLC and Director of Forum Financial Group, LLC. Mr. Keffer is also a trustee and/or officer of various registered investment companies for which the various operating subsidiaries of Forum Financial Group, LLC provide services.

          The following chart reflects the officers of Forum Investment Advisors, LLC, including their business connections that are of a substantial nature. The address of Forum Investment Advisors, LLC and its affiliates including Forum Financial Group, LLC ("Forum") and its affiliates is Two Portland Square, Portland, Maine 04101. Each officer may serve as an officer of various registered investment companies for which the Forum Financial Group of companies provides services.


         Name                                 Title                               Business Connection
         .................................... ................................... ...................................
         David I. Goldstein                   Secretary                           Forum Investment Advisors, LLC
                                              ................................... ...................................
                                              Secretary                           Forum
                                              ................................... ...................................
                                              Officer                             Other Forum affiliated companies

         .................................... ................................... ...................................
         Charles F. Johnson                   Director and Treasurer              Forum Investment Advisors, LLC
                                              ................................... ...................................
                                              Director                            Forum Trust, LLC
                                              ................................... ...................................
                                              Treasurer                           Forum
                                              ................................... ...................................
                                              Officer                             Other Forum affiliated companies
         .................................... ................................... ...................................
         Marc D. Keffer                       Assistant Secretary                 Forum Investment Advisors, LLC
                                              ................................... ...................................
                                              Assistant Secretary                 Forum
                                              ................................... ...................................
                                              Officer                             Other Forum affiliated companies

         .................................... ................................... ...................................
         Ben Niles                            Vice President                      Forum Investment Advisors, LLC
                                              ................................... ...................................
                                              Officer                             Other Forum affiliated companies
         .................................... ................................... ...................................
         Fred Skillin                         Assistant Treasurer                 Forum Investment Advisors, LLC
                                              ................................... ...................................
                                              Officer                             Other Forum affiliated companies

ITEM 27.  PRINCIPAL UNDERWRITERS

(a)       Forum  Fund  Services,   LLC  is  the  Registrant's  placement  agent.
          Registrant has no underwriters.

(b)       Not applicable.

(c)       Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS

          The majority of the accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the Rules thereunder are maintained at the offices of Forum Administrative Services, LLC and Forum
Accounting Services, LLC, Two Portland Square, Portland, Maine 04101. The records required to be maintained under Rule 31a-1(b)(1) with respect to journals of receipts and deliveries of securities and receipts and disbursements of cash are maintained at the offices of the Registrant's custodian, as listed under "Custodian" in Part B to this Registration Statement. The records required to be maintained under Rule 31a-1(b)(5), (6) and (9) are maintained at the offices of Registrant's investment advisers, as listed in Item 26 hereof.

ITEM 29.  MANAGEMENT SERVICES

          Not applicable.

ITEM 30.  UNDERTAKINGS

          None.

                                   SIGNATURES


Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Portland and the State of Maine on December 27, 2002.


                                        CORE TRUST (DELAWARE)

                                        By:    /S/  JOHN Y. KEFFER
                                               ---------------------------------
                                                 John Y. Keffer
                                                 President

                               INDEX OF EXHIBITS


(g)(2)  Sub-Custodian Agreement between Comerica and Forum Trust LLC.